EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Yucheng Technologies Limited
Beijing Global Trade Center, Tower D
Floor 9
36 North Third Ring Road East
Dongcheng District, Beijing
100013, P.R. China

We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) of our reports dated June 30, 2011, relating to the consolidated financial statements and the effectiveness of the internal control over financial reporting of Yucheng Technologies Limited (the “Company”), appearing in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2010.

/s/ BDO Limited
BDO Limited
Hong Kong

July 21, 2011